Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-218285) and Form S-8 (File No. 333-189240, 333-129294 and 333-217627) of Rexahn Pharmaceuticals, Inc., of our report dated March 9, 2018, relating to the financial statements and the effectiveness of Rexahn Pharmaceuticals, Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10- K for the year ended December 31, 2017.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Wyomissing, Pennsylvania
March 9, 2018